UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2024

Crown Electrokinetics Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39924	47-5423944
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1110 NE Circle Blvd.

Corvallis, Oregon 97330

(Address of principal executive offices and zip code)

(213) 660-4250

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CRKN	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 19, 2024, Crown Electrokinetics Corp. (the “Company”) received a letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, for the thirty (30) consecutive business days prior to the letter, the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”).

As previously disclosed on July 26, 2024, on May 7, 2024, the Company attended a hearing (the “Hearing”) before the Nasdaq Hearings Panel (the “Panel”). In its decision dated July 25, 2024, the Panel informed the Company that the Company was subject to a Mandatory Panel Monitor (the “Panel Monitor”) for a period of one (1) year from the date of the decision pursuant to Nasdaq Listing Rule 5815(d)(4)(B). Under the terms of the Panel Monitor, if the Staff determines that the Company has failed to maintain compliance with the Bid Price Rule, the Company will not be afforded an otherwise applicable grace period to regain compliance with the Bid Price Rule. Additionally, because the Company has effectuated two or more reverse stock splits with a cumulative ratio in excess of two hundred fifty (250) to one (1) over the past two (2) year period, under the Nasdaq Listing Rules the Company is not eligible for a grace period to regain compliance. Based on the foregoing, the Staff indicated that the Company’s securities were subject to delisting from Nasdaq unless the Company timely requests a hearing before the Panel.

The Company plans to timely request a hearing before the Panel, which request will stay any further action by Nasdaq at least until the hearing is held and any extension period that may be granted by the Panel expires. The Company expects the Company’s common stock to continue to trade on Nasdaq under the symbol “CRKN” pending completion of the hearing process. Although the Company is diligently working to regain compliance with the Bid Price Rule, there can be no assurance that the Panel will grant the Company’s request for continued listing or that the Company will be able meet the continued listing requirements during any compliance period that may be granted by the Panel.

Forward-Looking Statements

This current report contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” “promise” or similar references to future periods. Examples of forward-looking statements in this current report include, without limitation, statements regarding the Company’s available options to resolve the deficiency and regain compliance with the Minimum Bid Price Rule and the Low Priced Stock Rule. Forward-looking statements are statements that are not historical facts nor assurances of future performance. Instead, they are based on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties, and actual results may differ materially from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, without limitation, that there can be no assurance that the Company will meet the Bid Price Rule or the Low Priced Stock Rule during any compliance period or otherwise in the future, that there can be no assurance that the Company will otherwise meet Nasdaq compliance standards, that there can be no assurance that Nasdaq will grant the Company any relief from delisting as necessary or whether the Company can agree to or ultimately meet applicable Nasdaq requirements for any such relief, and the other important factors described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2023 and its other filings with the SEC. Any forward-looking statement made by the Company in this current report is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, the Company expressly disclaims any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2024

CROWN ELECTROKINETICS CORP.

By:	/s/ Doug Croxall
	Name:	Doug Croxall
	Title:	Chief Executive Officer

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